EXHIBIT 23.03


CONSENT OF KINGERY, CROUSE & HOHL, P.A., INDEPENDENT
ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated May 3, 2000 relating to the financial statements of Sixth Business Service Group, Inc.
as of and for the period March 15, 1999 to December 31, 1999, which appear in such Registration Statement.

                        /s/ Kingery, Crouse & Hohl, P.A.
                        -------------------------------
                        Tampa, Florida
                        July 6, 2000